Exhibit 23.1

Consent of PricewaterhouseCoopers LLP

We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2013 of Advantage Oil & Gas Ltd. of our report dated March 27, 2014, relating to the consolidated financial statements, which comprise the consolidated statement of financial position as at December 31, 2013 and December 31, 2012 and the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the years ended December 31, 2013 and December 31, 2012, which appear in the Exhibit incorporated by reference in this Annual Report on Form 40-F. We also consent to reference to us under the heading “Interests of Experts”, which appears in the Annual Information Form included in the Exhibit incorporated by reference in this Annual Report on Form 40-F.

PricewaterhouseCoopers LLP

Calgary, Alberta

March 28, 2014

PricewaterhouseCoopers LLP, Chartered Accountants

111 5 Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3

T: +1 403 509 7500, F: +1 403 781 1825, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.